                                                                     EXHIBIT 3.1

                                   CERTIFICATE
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               PENTON MEDIA, INC.

                                     * * * *
                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
          OF SECTION 242 AND SECTION 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE
                                     * * * *

         The undersigned on behalf of Penton Media, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on June 28, 1976 under the name of Penton-IPC, Inc.

         SECOND: The Corporation changed its name as follows: (i) to Penton/IPC, Inc. on July 28, 1976; (ii) to Penton/Industrial Publishing Corporation on January 24, 1977; (iii) to Penton Publishing, Inc. on April 18, 1986 and (iv) to Penton Media, Inc. on April 6, 1998.

         THIRD: The Board of Directors of the Corporation, at a duly convened meeting of the Board of Directors, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate of Incorporation, as amended, in its entirety to read as set forth in EXHIBIT A attached hereto and made a part hereof (the "Restated Certificate").

         FOURTH: In accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware, the Restated Certificate was duly approved and adopted by the stockholders of the Corporation entitled to vote thereon at a duly convened meeting.

         IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Restated Certificate of Incorporation of the Corporation, as amended, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Restated Certificate of Incorporation this 31st day of May, 2002.

                          Penton Media, Inc., a Delaware corporation

                          By:    /S/ PRESTON L. VICE
                               -----------------------------------------------
                                  Name:  Preston L. Vice
                                   Title:  Senior Vice President and Secretary

                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               PENTON MEDIA, INC.

                                   ARTICLE I

         The name of the corporation is Penton Media, Inc. (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV

         4.1 CAPITAL STOCK. The total number of shares of stock which the Corporation has authority to issue is One Hundred Fifty-Seven Million (157,000,000) shares, consisting of Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share, and One Hundred Fifty-Five Million (155,000,000) shares of Common Stock, par value $.01 per share.

         4.2 PREFERRED STOCK. The Board of Directors of the Corporation may, subject to the limitations prescribed by law and the provisions of this Restated Certificate of Incorporation, provide for the issuance of shares of Preferred Stock or provide for the issuance of shares of Preferred Stock in one or more series, establish from time to time the number of shares to be included in each such series and fix the designations, voting powers, preferences, rights and qualifications, limitations or restrictions of the shares of Preferred Stock of each such series.

         4.3 COMMON STOCK. Except as otherwise provided by the General Corporation Law or this Restated Certificate of Incorporation or any amendments hereto and subject to the rights of holders of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of Common Stock, and each holder of Common Stock shall have one (1) vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders. Except as otherwise provided by the General Corporation Law or this Restated Certificate of Incorporation or any amendments hereto and subject to the rights of holders of Preferred Stock, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. No holder of Common Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized. The Common Stock shall be subject to all the powers, rights, privileges, preferences and priorities of any Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of this ARTICLE IV.

                                   ARTICLE V

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote with respect thereto. The provisions set forth in this Article V may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote with respect thereto.

                                   ARTICLE VI

         Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. All elections of directors shall be by written ballot.

                                  ARTICLE VII

         7.1 NUMBER OF DIRECTORS AND CLASSES. Subject to any rights of the holders of Preferred Stock or any series thereof to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be such number as shall from time to time be fixed by resolution of the Board of Directors; provided that under no circumstances shall the number of directors exceed thirteen (13). The Board shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 annual meeting of stockholders, the term of office of the second class to expire at the 2000 annual meeting of stockholders and the term of office of the third class to expire at the 2001 annual meeting of stockholders. If the number of directors which shall constitute the whole Board of Directors of the Corporation is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in such number of directors shorten the term of any incumbent director. At each annual meeting of stockholders beginning with the 1999 annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed. The provisions set forth in this
Section 7.1 which (i) establish the maximum size of the Board of Directors at thirteen (13) and (ii) establish and relate to the division of the Board of Directors into three classes may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of two-thirds (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote with respect thereto.

         7.2 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to any rights of the holders of Preferred Stock or any series thereof to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise provided by law, be filled by the Board of Directors of the Corporation, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed.

         7.3 POWERS, QUALIFICATIONS AND REMOVAL. The business of the Corporation shall be managed by or under the direction of the Board of Directors. Any director may tender his resignation at any time. Subject to any rights of the holders of Preferred Stock or any series thereof, any director or the entire Board of Directors may be removed at any time, but only for cause.

                                  ARTICLE VIII

         8.1 SPECIAL MEETINGS OF STOCKHOLDERS. Subject to any rights of the holders of Preferred Stock or any series thereof to call special meetings of the holders of Preferred Stock or any series thereof with respect to any matter to be considered by such holders as a class separate from the holders of Common Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors.

         8.2 NO STOCKHOLDER ACTION BY CONSENT. Subject to any rights of the holders of Preferred Stock or any series thereof to take any action without a meeting of the holders of Preferred Stock or any series thereof with respect to any matter to be considered by such holders as a class separate from the holders of Common Stock, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting.

         8.3 ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS. Advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation. The provisions set forth in this Section 8.3 may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote with respect thereto.

                                   ARTICLE IX

         To the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this
Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X

         10.1 INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) (a "Proceeding") by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the fullest extent permitted by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. It is expressly understood that, notwithstanding the foregoing, no director, officer or employee shall have any rights under this Article X if the Proceeding giving rise to the claim for indemnification hereunder arises as a result of actions or failures to act in any capacity other than those set forth in this Section 10.1, and, as such, no such person shall have any rights under this Article X if the Proceeding giving rise to the claim for indemnification arises as a result of such person's purchase and/or sale of securities of the Corporation (other than on behalf of the Corporation).

         10.2 PROCEDURE FOR INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Any indemnification of a director, officer or employee of the Corporation or advance of expenses under this Article X shall be made promptly upon the written request of the director, officer or employee, and in any event within 30 days after such request (or, if a determination as described below is required, within 30 days after such determination has been made or deemed made). If a determination by the Corporation that the director, officer or employee is entitled to indemnification pursuant to this Article X is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or payment in full pursuant to such request is not made within 30 days after such request (or, if a determination as described above is required, within 30 days after such determination has been made or deemed made), the right to indemnification or advances as granted by this Article X shall be enforceable by the director, officer or employee in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         10.3 INSURANCE. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer or employee of the Corporation or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article X.

         10.4 EXPENSES. Expenses incurred by any person described in this
Article X in defending a Proceeding shall be paid by the Corporation in advance of such Proceeding's final disposition upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount without interest if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

         10.5 CONTRACT RIGHTS. The provisions of this Article X shall be deemed to be a contract between the Corporation and each director, officer or employee who serves in any such capacity at any time, and any repeal or modification of this Article X or of any relevant provisions of the General Corporation Law or other applicable law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing.

         10.6 INDEMNIFICATION OF AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                   ARTICLE XI

         The Corporation is to have perpetual existence.

                                  ARTICLE XII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.